UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2015

Ecrypt Technologies, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)(1) Previous independent registered public accounting firm:

Sadler, Gibb & Associates, LLC:

(i)	On August 10, 2015, we informed Sadler Gibb & Associates, LLC (“Sadler”) of their dismissal as our independent registered public accounting firm.

(ii)	Sadler’s report on our financial statements for the year ended March 31, 2015, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

(iii)	Our Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

(iv)	Through the periods covered by the financial audit for the year ended March 31, 2015, there have been no disagreements with Sadler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Sadler would have caused them to make reference thereto in their report on the financial statements. Through the interim period from March 31, 2015, to August 10, 2015, there have been no disagreements with Sadler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Sadler would have caused them to make reference thereto in their report on the financial statements.

(v)	We have authorized Sadler to respond fully to the inquiries of the successor accountant.

(vi)	During the year ended March 31, 2015 and 2014, and the interim period through August 10, 2015, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

(vii)	We provided a copy of the foregoing disclosures to Sadler prior to the date of the filing of this report and requested that Sadler furnish us with a letter addressed to the U.S. Securities & Exchange Commission stating whether or not it agrees with the statements in this report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

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(a)(2) New independent registered public accounting firm:

Green & Company CPA’s:

On August 9, 2015, we engaged Green & Company CPA’s (“Green”) of Tampa, Florida, as our new independent registered public accounting firm. During the fiscal years ended March 31, 2015 and 2014, and prior to August 9, 2015 (the date of the new engagement), we had not consulted with Green regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)	The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Green concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)	Any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2015, Ecrypt Technologies, Inc. (the “Company”) appointed Deborah King as the interim CFO of the Company.

Ms. King, age 55, possesses over 25 years of entrepreneurial leadership experience and has served as a business and financial advisor to a number of firms in her career. From April of 2014 to the present, Ms. King has served as the Business Manager to a privately held firm in Dallas, Texas, Techni-Tool, Inc., and has brought a unique set of skills to her position including financial, operations, and business management. From June 2007 to April of 2014, Ms. King was a Business and Financial Consultant to numerous private companies. Ms. King has assisted a number of firms in business start-up, acquisition, expansion, and reorganization. She possesses a diverse skill set that allows a broad perspective of business financial and operations management. Ms. King’s background as an accountant has allowed her to serve numerous firms in various industries in optimizing profit outputs and streamlining business practices. She is a strong-minded and focused individual that utilizes her education and experience to assist in analyzing, identifying and implementing operational changes to increase efficiency and profits. Ms. King possesses a broad knowledge in financial, legal and business tax applications.

Pursuant to the terms of Ms. King’s engagement by the Company, Ms. King will serve as the Company’s CFO until such engagement is terminated by the Company or Ms. King, will be paid $2,500 a month, and is subject to non-competition and non-solicitation covenants for one year following termination of the engagement.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

16.1	Letter from Sadler Gibb & Associates, LLC, dated August 12, 2015, regarding the change in certifying accountant (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: August 12, 2015	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

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